UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       February 11, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition

      On February 11, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports Fourth Quarter 2003 Earnings Per Share of $0.41 and Full Year 2003 Earnings Per Share of $1.74 Excluding Chevys Charge; Reported Earnings Per Share of $1.64." The release has been provided below.


                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Executive Director of Investor Relations
          (913) 967-4109



              Applebee's International Reports Fourth Quarter 2003
        Earnings Per Share of $0.41 and Full Year 2003 Earnings Per Share of $1.74 Excluding Chevys Charge; Reported Earnings Per Share of $1.64

Overland Park, Kan., February 11, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $23.2 million, or $0.41 per diluted share, for the fourth quarter ended December 28, 2003. This represents an increase in diluted earnings per share of 14 percent as compared to $0.36 per share for the fourth quarter of 2002.

For the fiscal year ended December 28, 2003, net earnings were a record $99.2 million, or $1.74 per diluted share, excluding the $8.8 million charge ($5.6 million after-tax or $0.10 per share) taken in the second quarter of 2003 to reflect the impairment of a note receivable that was issued in conjunction with the sale of the Rio Bravo concept to Chevys in 1999. This represents an increase in diluted earnings per share of 19 percent as compared to fiscal year 2002 earnings of $1.46 per share. Including this charge, reported net earnings were $93.6 million, or $1.64 per diluted share, for fiscal year 2003.

As previously reported, system-wide comparable sales for the fourth quarter of 2003 increased 4.6 percent, the 22nd consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 5.2 percent and 4.4 percent, respectively, for the quarter. System-wide comparable sales for the 2003 fiscal year increased 4.1 percent. Company and franchise restaurant comparable sales increased 5.2 percent and 3.7 percent, respectively, for the year.

Lloyd L. Hill, chairman and chief executive officer, said, "2003 was clearly one of the best years in our history. We continued to expand our market share with system-wide sales growing by 11 percent. For the 11th consecutive year, at least 100 new restaurants were opened. System-wide comparable sales growth of 4.1 percent for the year substantially exceeded the casual dining industry average as measured by Knapp-Track(TM), despite a weaker economy, and reflected the highest annual rate of growth experienced since 1993."

                                    - more -

Hill continued, "Earnings per share grew 19 percent, exceeding our targeted growth rate of 14 to 17 percent, and return on equity was over 23 percent for the year, well above our 20 percent target and one of the highest levels in the industry. These results were driven by the execution of the integrated strategies we've been discussing since the middle of 2002, including improved food, compelling promotions backed by effective advertising, meeting our guests' desires for more convenience, our focus on operations excellence, and the retention of noticeably better people.

"We completed the rollout of our Carside To Go(TM) program in all company restaurants in November, driving the percentage of company restaurant sales to
8.0 percent in the fourth quarter of 2003 from 5.9 percent in the fourth quarter of 2002. Our franchisees will continue implementation during 2004, and we continue to expect this to be a significant driver of sales and traffic growth as we begin to leverage our marketing muscle behind Carside To Go(TM) in 2004.

"In mid-November, we began testing several menu items in more than 70 restaurants in five different markets in conjunction with our previously announced alliance with Weight Watchers. We are pleased with the early results and guest response we've received and believe this strategic initiative can contribute to our continued success in the latter half of 2004 and beyond."

Hill concluded, "Lastly, 2004 is off to a great start with outstanding January sales results. Comparable sales for company restaurants increased 8.4 percent, reflecting an increase in guest traffic of approximately 7.0 to 7.5 percent, combined with a higher average check, which includes the impact of a menu price increase of approximately 1.5% taken in early January. System-wide comparable sales increased 8.4 percent for the January period, and comparable sales for franchise restaurants also increased 8.4 percent. January comparable sales were positively impacted by approximately 1.0 percent due to a shift in the timing of the Super Bowl from the January fiscal period in 2003 to the February fiscal period in 2004. While we don't expect this level of sales and traffic growth on an ongoing basis, we believe that our strategies are right on target to drive future sales and earnings growth."

Other results for the fiscal year ended December 28, 2003 included:

o Total system-wide sales for the 2003 fiscal year increased by 11 percent over 2002. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

                                    - more -

o Applebee's ended the year with 1,585 restaurants system-wide (383 company and 1,202 franchise restaurants). There were 100 new Applebee's restaurants opened system-wide during fiscal year 2003, the 11th consecutive year of at least 100 new restaurant openings, including 26 company and 74 franchised restaurants.

o During 2003, the company repurchased 1,679,500 shares of common stock at an average price of $29.63 for an aggregate cost of $49.8 million. As of December 28, 2003, $99.8 million was available under the company's ongoing stock repurchase authorization.

o As of December 28, 2003, the company had total debt outstanding of $21 million, with $123 million available under its revolving credit facility.

BUSINESS OUTLOOK

The company reiterated its previously stated guidance with respect to its business outlook for fiscal year 2004.

o Approximately 100 new restaurants are expected to open in 2004, including at least 28 company restaurants and 70 to 80 franchise restaurants. At least 10 company restaurants are currently expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 20 to 25 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

o System-wide comparable sales are expected to increase by at least 3 percent for the full year, although monthly sales results may be more volatile given the geopolitical environment, economic conditions, calendar shifts, prior year comparisons, or other unusual events.

o Overall restaurant margins before pre-opening expense for the full year of 2004 are expected to be similar to fiscal year 2003 results.

o     General  and  administrative   expenses,  as  a  percentage  of  operating
      revenues, are expected to be in the low-9 percent range.

o Capital expenditures are expected to be between $80 and $90 million in 2004.

o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2004 are expected to be in the range of $1.98 to $2.02, including the impact of potential stock repurchase activity.

                                    - more -

February 11, 2004
Page 4

A conference call to review the fourth quarter and fiscal year 2003 results and the current business outlook will be held on Thursday morning, February 12, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,591 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2004 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.

                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                              13 Weeks Ended                   52 Weeks Ended
                                                       ------------------------------   ------------------------------
                                                        December 28,    December 29,     December 28,     December 29,
                                                            2003            2002              2003             2002
                                                       -------------   --------------   -------------    -------------
Revenues:
     Company restaurant sales......................      $216,212         $187,943        $867,158         $724,616
     Franchise royalties and fees..................        27,745           25,823         109,833          102,180
     Other franchise income (a)....................         4,266            1,923          13,147            2,688
                                                       -------------   --------------   -------------    -------------
        Total operating revenues...................       248,223          215,689         990,138          829,484
                                                       -------------   --------------   -------------    -------------
Cost of company restaurant sales:
     Food and beverage.............................        56,260           50,179         225,346          192,424
     Labor.........................................        70,559           61,874         283,745          238,266
     Direct and occupancy..........................        55,861           47,595         216,677          181,767
     Pre-opening expense...........................           819              542           1,950            1,974
                                                       -------------   --------------   -------------    -------------
        Total cost of company restaurant sales.....       183,499          160,190         727,718          614,431
                                                       -------------   --------------   -------------    -------------
Cost of other franchise income (a).................         4,187            1,921          12,697            2,173
General and administrative expenses (a)............        25,917           22,292          95,013           81,653
Amortization of intangible assets..................            86               96             364              381
Loss (gain) on disposition of restaurants and
   equipment.......................................          (615)            (341)            699            1,138
                                                       -------------   --------------   -------------    -------------
Operating earnings.................................        35,149           31,531         153,647          129,708
                                                       -------------   --------------   -------------    -------------
Other income (expense):
     Investment income.............................           506              374           1,554            1,498
     Interest expense..............................          (364)            (566)         (1,733)          (2,168)
     Impairment of Chevys note receivable..........            --               --          (8,803)              --
     Other income (b)..............................           919                2           1,520            1,098
                                                       -------------   --------------   -------------    -------------
        Total other income (expense)...............         1,061             (190)         (7,462)             428
                                                       -------------   --------------   -------------    -------------
Earnings before income taxes.......................        36,210           31,341         146,185          130,136
Income taxes.......................................        13,036           11,049          52,627           47,109
                                                       -------------   --------------   -------------    -------------
Net earnings.......................................      $ 23,174         $ 20,292        $ 93,558         $ 83,027
                                                       =============   ==============   =============    =============

Basic net earnings per common share................      $   0.42         $   0.37        $   1.69         $   1.49
                                                       =============   ==============   =============    =============
Diluted net earnings per common share..............      $   0.41         $   0.36        $   1.64         $   1.46
                                                       =============   ==============   =============    =============

Basic weighted average shares outstanding..........        54,920           55,212          55,296           55,605
                                                       =============   ==============   =============    =============
Diluted weighted average shares outstanding........        56,675           56,512          56,939           56,922
                                                       =============   ==============   =============    =============

(a) Other franchise income and cost of other franchise income consist primarily of revenues and expenses relating to the company's wholly-owned captive insurance subsidiary. Certain amounts previously included in general and administrative expenses have been reclassified to conform to the 2003 presentation.

(b) Other income for the 13 weeks and 52 weeks ended December 28, 2003 includes $650,000 of additional consideration related to the sale of 12 restaurants in Philadelphia in 1999.


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)

                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before an impairment charge recorded in the second quarter of 2003 resulting from fully reserving a note receivable from Chevys Holdings, Inc. ("Chevys") relating to the sale of the Rio Bravo concept in 1999. The company is using earnings before this charge as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before the charge provides additional information to investors to facilitate the comparison of past and present operations, excluding an item that the company does not believe is indicative of ongoing operations.


                                                                 52 Weeks Ended
                                                        ----------------------------------
                                                         December 28,       December 29,
                                                             2003               2002
                                                        ---------------    ---------------
Detail of charge:
  Impairment of Chevys note receivable.............       $   (8,803)                --
  Income taxes.....................................            3,169                 --
                                                        ---------------    ---------------
     Impairment, net of tax........................       $   (5,634)                --
                                                        ===============    ===============

Diluted weighted average shares outstanding........           56,939             56,922
                                                        ===============    ===============

Diluted earnings per share impact of charge........       $    (0.10)                --
                                                        ===============    ===============

Reconciliation of earnings before
  charge to net earnings:
  Earnings before charge...........................       $   99,192         $   83,027
  Impairment, net of tax...........................           (5,634)                --
                                                        ---------------    ---------------
     Net earnings..................................       $   93,558         $   83,027
                                                        ===============    ===============

Reconciliation of earnings per share before
  charge to reported earnings per share:
     Diluted earnings per share before charge......       $     1.74         $     1.46
     Diluted earnings per share impact of charge...            (0.10)                --
                                                        ---------------    ---------------
       Reported diluted earnings per share.........       $     1.64         $     1.46
                                                        ===============    ===============


The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.


                                                              13 Weeks Ended                    52 Weeks Ended
                                                        ----------------------------    -------------------------------
                                                        December 28,    December 29,     December 28,     December 29,
                                                           2003            2002              2003             2002
                                                       -------------   --------------   -------------    -------------
Revenues:
     Company restaurant sales......................         87.1%           87.1%            87.6%            87.4%
     Franchise royalties and fees..................         11.2            12.0             11.1             12.3
     Other franchise income........................          1.7             0.9              1.3              0.3
                                                       -------------   --------------   -------------    -------------
        Total operating revenues...................        100.0%          100.0%           100.0%           100.0%
                                                       =============   ==============   =============    =============
Cost of sales (as a percentage of
     company restaurant sales):
     Food and beverage.............................         26.0%           26.7%            26.0%            26.6%
     Labor.........................................         32.6            32.9             32.7             32.9
     Direct and occupancy..........................         25.8            25.3             25.0             25.1
     Pre-opening expense...........................          0.4             0.3              0.2              0.3
                                                       -------------   --------------   -------------    -------------
        Total cost of sales........................         84.9%           85.2%            83.9%            84.8%
                                                       =============   ==============   =============    =============
Cost of other franchise income (as a percentage
     of other franchise income)....................         98.1%           99.9%            96.6%            80.8%
General and administrative expenses................         10.4            10.3              9.6              9.8
Amortization of intangible assets..................           --              --               --               --
Loss (gain) on disposition of restaurants
     and equipment.................................         (0.2)           (0.2)             0.1              0.1
                                                       -------------   --------------   -------------    -------------
Operating earnings.................................         14.2            14.6             15.5             15.6
                                                       -------------   --------------   -------------    -------------
Other income (expense):
     Investment income.............................          0.2             0.2              0.2              0.2
     Interest expense..............................         (0.1)           (0.3)            (0.2)            (0.3)
     Impairment of Chevys note receivable..........           --              --             (0.9)              --
     Other income..................................          0.4              --              0.2              0.1
                                                       -------------   --------------   -------------    -------------
        Total other income (expense)...............          0.4            (0.1)            (0.8)             0.1
                                                       -------------   --------------   -------------    -------------
Earnings before income taxes.......................         14.6            14.5             14.8             15.7
Income taxes.......................................          5.3             5.1              5.3              5.7
                                                       -------------   --------------   -------------    -------------
Net earnings.......................................          9.3%            9.4%             9.4%            10.0%
                                                       =============   ==============   =============    =============


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                       December 28,       December 29,
                                                                                          2003               2002
                                                                                      --------------     -------------
                                     ASSETS
Current assets:
     Cash and cash equivalents...................................................      $   17,867         $   15,169
     Short-term investments, at market value.....................................              27                503
     Receivables, net of allowance...............................................          31,950             26,092
     Receivables related to captive insurance subsidiary.........................             450              1,803
     Inventories.................................................................          20,799             11,504
     Prepaid income taxes........................................................           5,800              5,002
     Prepaid and other current assets............................................           9,729              9,506
                                                                                      --------------     -------------
        Total current assets.....................................................          86,622             69,579
Property and equipment, net......................................................         419,802            383,002
Goodwill.........................................................................         105,326             88,715
Restricted assets related to captive insurance subsidiary........................          10,763                 --
Franchise interest and rights, net...............................................           1,137              1,468
Other assets, net................................................................          20,351             23,350
                                                                                      --------------     -------------
                                                                                       $  644,001         $  566,114
                                                                                      ==============     =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt...........................................      $      192         $      377
     Accounts payable............................................................          37,633             27,479
     Accrued expenses and other current liabilities..............................          96,637             82,204
     Loss reserve and unearned premiums related to captive insurance subsidiary..          11,007              1,803
     Accrued dividends...........................................................           3,863              3,323
                                                                                      --------------     -------------
        Total current liabilities................................................         149,332            115,186
                                                                                      --------------     -------------
Non-current liabilities:
     Long-term debt - less current portion.......................................          20,670             52,186
     Other non-current liabilities...............................................          14,267              6,161
                                                                                      --------------     -------------
        Total non-current liabilities............................................          34,937             58,347
                                                                                      --------------     -------------
        Total liabilities........................................................         184,269            173,533
                                                                                      --------------     -------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share:  authorized - 1,000,000 shares;
        no shares issued.........................................................              --                 --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
        issued - 72,336,788 shares...............................................             723                723
     Additional paid-in capital..................................................         200,574            187,523
     Retained earnings...........................................................         524,316            434,621
     Accumulated other comprehensive income, net of income taxes ................              --                 16
                                                                                      --------------     -------------
                                                                                          725,613            622,883
     Treasury stock - 17,143,845 shares in 2003 and 16,948,371 shares in 2002,
        at cost..................................................................        (265,881)          (230,302)
                                                                                      --------------     -------------
        Total stockholders' equity...............................................         459,732            392,581
                                                                                      --------------     -------------
                                                                                       $  644,001         $  566,114
                                                                                      ==============     =============


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)

                                                                                             Fiscal Year Ended
                                                                                     -----------------------------------
                                                                                      December 28,        December 29,
                                                                                          2003                2002
                                                                                     ---------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings...............................................................        $   93,558          $   83,027
     Adjustments to reconcile net earnings to net cash provided by operating activities:
        Depreciation and amortization...........................................            40,663              35,110
        Amortization of intangible assets.......................................               364                 381
        Amortization of deferred financing costs................................               195                 195
        Deferred income tax provision...........................................             1,995               3,296
        Gain on sale of investments.............................................               (24)               --
        Loss on disposition of restaurants and equipment........................               699               1,138
        Impairment of Chevys note receivable....................................             8,803                --
        Income tax benefit from exercise of stock options.......................             7,606               1,905
     Changes in assets and liabilities (exclusive of effects of acquisitions or dispositions):
        Receivables.............................................................            (5,962)             (3,158)
        Receivables related to captive insurance subsidiary.....................             1,353                --
        Inventories.............................................................            (9,139)             (1,067)
        Prepaid income taxes....................................................              (798)               --
        Prepaid and other current assets........................................             1,063              (4,358)
        Accounts payable........................................................            10,233               5,283
        Accrued expenses and other current liabilities..........................            15,074              10,795
        Loss reserve and unearned premiums related to captive insurance
        subsidiary..............................................................             9,204                --
        Accrued income taxes....................................................              --                  (979)
        Other...................................................................             1,002               1,065
                                                                                     ---------------     ---------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES...............................           175,889             132,633
                                                                                     ---------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment........................................           (82,562)            (64,874)
     Acquisition of restaurants.................................................           (21,557)            (34,250)
     Proceeds from sale of restaurants and equipment............................             9,228                 279
     Purchases of short-term investments........................................              --                  (150)
     Maturities and sales of short-term investments.............................               480                 350
     Restricted assets related to captive insurance subsidiary..................           (10,763)               --
                                                                                     ---------------     ---------------
        NET CASH USED BY INVESTING ACTIVITIES...................................          (105,174)            (98,645)
                                                                                     ---------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Purchases of treasury stock................................................           (49,757)            (26,113)
     Dividends paid.............................................................            (3,323)             (3,010)
     Issuance of common stock upon exercise of stock options....................            14,176               5,386
     Shares issued under employee benefit plans.................................             4,286               4,870
     Net payments on long-term debt.............................................           (33,399)            (22,000)
                                                                                     ---------------     ---------------
        NET CASH USED BY FINANCING ACTIVITIES...................................           (68,017)            (40,867)
                                                                                     ---------------     ---------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............................             2,698              (6,879)
CASH AND CASH EQUIVALENTS, beginning of period..................................            15,169              22,048
                                                                                     ---------------     ---------------
CASH AND CASH EQUIVALENTS, end of period........................................        $   17,867          $   15,169
                                                                                     ===============     ===============



Fiscal year 2003 financial statements have not yet been filed with the Securities and Exchange Commission.

                                      # # #

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:     February 11, 2004                  By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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